Exhibit 99.2

e.l.f. Beauty and Alicia Keys Announce the Creation of A Lifestyle Beauty Brand

OAKLAND, Calif. — (BUSINESSWIRE) — e.l.f. Beauty (NYSE: ELF) today announced the creation of a groundbreaking new lifestyle beauty brand with Alicia Keys, 15-time Grammy-Award winning artist, producer, actress, and New York Times best-selling author.

A culmination of Keys’ personal skincare journey and her passion for bringing light into the world, this new lifestyle beauty brand will enable Alicia to further explore conversations about inner beauty, wellness and connection. With an inclusive point of view, an authentic voice, and a line of skin-loving, dermatologist-developed, cruelty-free products, the brand aims to bring new meaning to beauty by honoring ritual in our daily life and practicing intention in every action. The brand is expected to launch in 2021.

“We are beyond thrilled to leverage our strengths to help realize Alicia’s vision, as it not only aligns with our mission to make the best of beauty accessible, but infuses it with an even deeper dimension,” said Tarang Amin, Chairman and Chief Executive Officer, e.l.f. Beauty. “As a brand builder, I’m excited and very energized about the opportunities for us to reach new audiences in creative ways and to continue to lead in category innovation.”

“Alicia is not just an icon, she is an inspiration. Her perspective on beauty is soulful and timeless. Together we are painting the highest vision to blaze a new trail in beauty,” adds Kory Marchisotto, Chief Marketing Officer, e.l.f. Beauty and President of the New Lifestyle Beauty Brand with Alicia Keys. “Alicia inspires millions of people everyday. And now, more than ever, the world is craving a vision that is more than skin deep.”

About e.l.f. Beauty:

e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the acquisition of the pioneering clean-beauty brand W3LL People in February 2020, and a new lifestyle beauty brand created with Alicia Keys expected to launch in 2021, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfcosmetics.com

About A New Lifestyle Beauty Brand with Alicia Keys:
In 2021, we anticipate the launch of a lifestyle beauty brand created with artist, producer, actress, and New York Times best-selling author Alicia Keys. Born of Alicia’s personal skincare journey and her passion for bringing light into the world, the brand vision is more than skin deep. With an inclusive point of view, an authentic voice, and a line of skin-loving, dermatologist-developed, cruelty-free products, this lifestyle beauty brand aims to bring new meaning to beauty by honoring ritual in our daily life and practicing intention in every action. The brand is expected to be available online and through exclusive retail partnerships in select markets.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to e.l.f. Beauty’s beliefs and expectations regarding the success and growth potential of a lifestyle beauty brand created with Alicia Keys. Although e.l.f. Beauty believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in e.l.f. Beauty's most recent Annual Report on Form 10-K, as updated from time to time in e.l.f. Beauty's SEC filings, as well as risks associated with e.l.f. Beauty’s ability to achieve the anticipated benefits of the lifestyle beauty brand created with

Exhibit 99.2

Alicia Keys, and unexpected costs, charges or expenses related to the brand. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, e.l.f. Beauty assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Contacts:

e.l.f. Beauty Inquiries:
Melinda Fried
Corporate Communications, e.l.f. Beauty
mfried@elfcosmetics.com

Business Media Inquiries:
Brittany Fraser
ICR, Inc.
ELFPR@icrinc.com

Consumer Media Inquiries:
Liza Suloti
SHADOW
Liza@weareshadow.com

Alicia Keys Inquiries:
Paula Witt
Sunshine Sachs
witt@sunshinesachs.com